Exhibit 99.1
Esperion Provides Business Update at 44th Annual J.P. Morgan Healthcare Conference

– Reports $156 to $160 Million in Preliminary* Full-Year 2025 U.S. Net Product Sales, a 35% to 38% Increase Compared With Full-Year 2024 –

–Total Preliminary* Revenue of $400 to $408 million, a 20% to 23% Increase Compared With Full-Year 2024, and ~55% to 59% Increase Excluding One-Time Milestones –

– Cash and Cash Equivalents of Approximately $168 Million* at Year-End 2025 –

– Q4 Retail Prescription Equivalents Grew 34% Y/Y and 11.3% Q/Q –

– Expects Operating Expenses of Between $210 Million and $245 Million for Full-Year 2026 –

– Introduces Vision 2040 Growth Strategy Focused on Global Growth of Cardiometabolic Franchise and Expansion of Pipeline into Rare Hepatic and Renal Diseases –

ANN ARBOR, Mich., January 11, 2026 (GLOBE NEWSWIRE) – Esperion (NASDAQ: ESPR) today provides preliminary financial results for the full-year 2025, including U.S. net product sales, cash and cash equivalents and expectations for 2026 operating expenses.

“2025 marked the most successful year in Esperion’s history, driven by exceptional execution across our U.S. commercial strategy, expanded global reach and performance, and significant progress across our pipeline - all while delivering meaningful growth in our cardiovascular franchise and strengthening our financial position. These achievements set the stage for something far bigger: Vision 2040. This bold roadmap reflects our commitment to transform Esperion into a multi-product, sustainable, innovation-driven global pharmaceutical company that not only leads in cardiovascular disease prevention but also addresses a broader spectrum of unmet medical needs,” said Sheldon Koenig, Chief Executive Officer of Esperion.

“By 2040, we envision Esperion as a company with multiple blockbuster products on the market, a robust pipeline of next-generation therapies, and a proven commercial infrastructure that makes us a partner of choice. Our deep expertise in ACLY biology and our relentless focus on patient impact will fuel this evolution. Vision 2040 is more than a strategy—it’s a promise to patients, providers, and shareholders that Esperion will continue to lead with science, scale with purpose, and deliver enduring value for decades to come,” concluded Mr. Koenig.

Introducing Vision 2040

Esperion is pleased to introduce its Vision 2040 that outlines its long-term strategy to evolve into a sustainable, innovation-driven, global pharmaceutical company that is anchored by leadership in cardiometabolic indications including rare and orphan diseases. Esperion’s goal is to leverage the billion-dollar opportunity in its current cardiovascular disease prevention franchise to build a global pharmaceutical company with a growing product portfolio of at least five marketed products and a dynamic discovery engine producing a robust pipeline that addresses a variety of diseases of unmet medical need.

A central component of Vision 2040 is to expand our product portfolio and advance our next-generation development pipeline. The company plans to leverage its proven commercial infrastructure to become a partner-of-choice through acquisition, in-licensing, co-promotion, and revenue-share opportunities. At the same time, Esperion will build on its deep domain expertise in ACLY biology to diversify our therapeutic focus and advance a series of novel product candidates, each with the power to change lives and the potential to become blockbuster products.

Together, these pillars form the foundation for Vision 2040 – a roadmap designed to transform Esperion by uniting scientific leadership, strategic business development, and operational execution. Esperion is positioned to expand its reach, accelerate innovation, and deliver lasting benefits to patients, partners and shareholders.

Advancing the U.S. Commercial Strategy

NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) are approved by the U.S. Food and Drug Administration to help prevent heart attacks and cardiovascular procedures in both primary and secondary prevention patients, regardless of statin use. The treatable population represents more than 70 million patients in the U.S. alone. Esperion is currently focusing its commercialization efforts on the statin intolerant or statin resistant market, which represents approximately 30% of the overall market. To address this key market segment, Esperion has ramped up its sales efforts, developed a powerful suite of new promotional materials, created a bold new consumer campaign, enhanced its patient support programs, and continued working with payers to ensure broad patient access.

Importantly, Esperion is undertaking a series of strategic initiatives aimed at reinforcing the long-term protection of the bempedoic acid franchise, including potential extensions of market exclusivity and the introduction of a triple combination product that could provide a level of efficacy with the potential to rival existing injectable and emerging oral therapies.

•Achieved $156 to $160 million in preliminary* full-year 2025 U.S. net product sales, representing a 35% to 38% increase compared with full-year 2024
•Q4 retail prescription equivalents showed 34% Y/Y and 11.3% sequential Q/Q growth.
•Reached settlement agreements with four key ANDA filers, including Dr. Reddy’s Laboratories, restricting generic entry by these parties until April 2040 and leaving no remaining challenges regarding the validity or infringement of U.S Patent No. 7,335,799 in the pending patent litigation. Certain of Esperion’s patents that remain subject to the pending patent litigation are scheduled to expire in March 2036, while others are scheduled to expire in June 2040.
•Significantly strengthened access and reimbursement support for NEXLETOL and NEXLIZET, now exceeding 90% of commercial lives and 90% of Medicare beneficiaries covered, with all national commercial and Medicare payers covering all indications.
•Introduced the “Can’t take a statin? Make NEXLIZET happen!” campaign, which has already increased brand awareness and improved healthcare providers’ perception of NEXLETOL and NEXLIZET among statin-intolerant or resistant patients.
•Enabled the expansion of healthcare providers prescribing NEXLETOL and NEXLIZET from 36,311 to 44,991, a 24% increase in 2025 with strengthened reimbursement and award-winning marketing and educational initiatives.
•Expect bempedoic acid products to be included in the upcoming U.S. Dyslipidemia Guidelines in Q1 2026, which would be a major catalyst to drive adoption and growth of the bempedoic franchise.
•To leverage the strengthened reimbursement, potential expanded timeline to generic entry, and anticipated U.S. guideline inclusion, the Company plans to expand its U.S. commercial efforts through enhanced sales and marketing investments.
•Plans to expand its revenue opportunity in the cardiovascular prevention market with the introduction of two triple combination products. The published literature suggests that the triple combination products can lower LDL-C in excess of 60%. This level of efficacy has the potential to rival existing injectable and emerging oral therapies, offering a valuable oral option for both patients and physicians. The company expanded its partnerships with regulatory experts and others in the field to advance this important work with a goal to complete the clinical requirements and commercialize triple combinations in 2027.

Global Expansion

Cardiovascular (CV) disease remains the leading cause of death worldwide, and Esperion continues to make meaningful progress delivering its bempedoic acids products to patients who are unable to achieve their low-density lipoprotein cholesterol (LDL-C) goals and remain at heightened risk of CV disease or a CV event, such as a heart attack. Together with our global partners, we have made significant advancements expanding access to bempedoic acid internationally, strengthening the global footprint of the franchise.

•Daiichi Sankyo Europe, Esperion’s strategic partner across Europe, continued to deliver double digit quarterly growth across key EU markets, and expanded availability of bempedoic acid therapies across 30 countries in the European Union, with more than 600,000 patients treated to date.
◦Bempedoic acid was included as a Class I, Level A recommendation in the 2025 ESC/EAS guidelines.
◦Secured regulatory and reimbursement approval for NILEMDO in France, one of the largest markets in Europe.
◦Announced the development of oral triple combination lipid-lowering tablets, with SANTORINI simulations showing improved LDL-C goal attainment aligned with the 2025 ESC/EAS guidelines.
•Otsuka Pharmaceutical Co., Ltd., Esperion’s strategic partner in Japan, received regulatory approval and favorable National Health Insurance price listing, which resulted in a $90 million total payment to Esperion.
◦Successful commercial launch in late 2025 sets the stage for meaningful growth in 2026.
◦Japan is the third largest global market for cardiovascular prevention, representing significant long-term growth opportunity for NEXLETOL.
•HLS Therapeutics, Esperion’s strategic partner in Canada, received regulatory approval for NILEMDO in late 2025, with approval for NEXLIZET expected in 2026.
•Esperion continues to expect its partner in Israel, Neopharm Israel, to receive regulatory approval to market NEXLETOL and NEXLIZET in the first half of 2026.
•CSL Seqirus, the Company’s partner in Australia and New Zealand, filed a marketing application in Australia for NEXLETOL and NEXLIZET in July 2025, and expects market approval in Q4 2026.

R&D Pipeline

Esperion plans to advance its promising ACLY-focused pipeline, leveraging its established leadership in ACLY biology to pursue new therapeutic opportunities and develop next-generation inhibitors designed to address multiple life-threatening diseases. ACLY is a critical metabolic enzyme positioned at the intersection of nutrient catabolism and cholesterol and fatty acid biosynthesis, making it an attractive target for broad therapeutic intervention.

•Nominated ESP-2001, a highly specific allosteric ATP-citrate lyase inhibitor, as preclinical development candidate for the treatment of primary sclerosing cholangitis (PSC).

•Initiated Investigational New Drug-enabling studies for ESP-2001, with the goal of submitting an IND to the U.S. Food and Drug Administration (FDA) to begin first-in-human clinical studies in 2026.
•With an estimated prevalence of approximately 76,000 diagnosed PSC patients across the U.S. and Europe, and with no approved treatment options, ESP-2001 – a wholly owned asset for which Esperion retains exclusive global development and commercialization rights – represents a potential blockbuster market opportunity of more than $1 billion annually.
•ESP-2001 has potential eligibility for Orphan Drug and Fast Track designations from the U.S. FDA, as well as PRIME designation from the European Medicines Agency.

Financials

Esperion completed a $75.0 million capital raise in 2025, enhancing financial flexibility to support continued commercial expansion and pipeline development.

Esperion introduces its expectations for full-year 2026 operating expenses to be in the range of $210 million to $245 million, including $15 million in non-cash expenses related to stock compensation.

J.P. Morgan Healthcare Conference Presentation

Esperion will present at the 44th Annual J.P. Morgan Healthcare Conference on Wednesday, January 14, 2025, at 2:15 p.m. PT (5:15 p.m. ET).

The live webcast can be accessed on the investor and media section of the Esperion website. Access to the webcast replay will be available approximately two hours after the completion of the call and will be archived on the Company’s website for approximately 90 days.

* The preliminary selected financial results are unaudited, subject to adjustment, and provided as an approximation in advance of the Company’s announcement of complete financial results in March 2026.

INDICATION
NEXLIZET and NEXLETOL are indicated:
•The bempedoic acid component of NEXLIZET and NEXLETOL is indicated to reduce the risk of major adverse cardiovascular events (cardiovascular death, myocardial infarction, stroke, or coronary revascularization) in adults at increased risk for these events who are unable to take recommended statin therapy (including those not taking a statin).
◦NEXLIZET, to reduce LDL-C in adults with hypercholesterolemia, including HeFH.
◦NEXLETOL, in combination with other LDL-C lowering therapies, or alone when concomitant LDL-C lowering therapy is not possible to reduce LDL-C in adults with hypercholesterolemia, including HeFH.

IMPORTANT SAFETY INFORMATION
NEXLIZET and NEXLETOL are contraindicated in patients with a prior hypersensitivity to bempedoic acid or ezetimibe or any of the excipients. Serious hypersensitivity reactions including anaphylaxis, angioedema, rash, and urticaria have been reported.

Hyperuricemia: Bempedoic acid, a component of NEXLIZET and NEXLETOL, may increase blood uric acid levels, which may lead to gout. Hyperuricemia may occur early in treatment and persist throughout treatment, returning to baseline following discontinuation of treatment. Assess uric acid levels periodically as clinically indicated. Monitor for signs and symptoms of hyperuricemia, and initiate treatment with urate-lowering drugs as appropriate.

Tendon Rupture: Bempedoic acid, a component of NEXLIZET and NEXLETOL, is associated with an increased risk of tendon rupture or injury. Tendon rupture may occur more frequently in patients over 60 years of age, in those taking corticosteroid or fluoroquinolone drugs, in patients with renal failure, and in patients with previous tendon disorders. Discontinue NEXLIZET or NEXLETOL at the first sign of tendon rupture. Consider alternative therapy in patients who have a history of tendon disorders or tendon rupture.

The most common adverse reactions in the primary hyperlipidemia trials of bempedoic acid, a component of NEXLIZET and NEXLETOL, in ≥2% of patients and greater than placebo were upper respiratory tract infection, muscle spasms, hyperuricemia, back pain, abdominal pain or discomfort, bronchitis, pain in extremity, anemia, and elevated liver enzymes.

Adverse reactions reported in ≥2% of patients treated with ezetimibe (a component of NEXLIZET) and at an incidence greater than placebo in clinical trials were upper respiratory tract infection, diarrhea, arthralgia, sinusitis, pain in extremity, fatigue, and influenza.

In the primary hyperlipidemia trials of NEXLIZET, the most commonly reported adverse reactions (incidence ≥3% and greater than placebo) observed with NEXLIZET, but not observed in clinical trials of bempedoic acid or ezetimibe, were urinary tract infection, nasopharyngitis, and constipation.

The most common adverse reactions in the cardiovascular outcomes trial for bempedoic acid, a component of NEXLIZET and NEXLETOL, at an incidence of ≥2% and 0.5% greater than placebo were hyperuricemia, renal impairment, anemia, elevated liver enzymes, muscle spasms, gout, and cholelithiasis.

Discontinue NEXLIZET or NEXLETOL when pregnancy is recognized unless the benefits of therapy outweigh the potential risks to the fetus. Because of the potential for serious adverse reactions in a breast-fed infant, breastfeeding is not recommended during treatment with NEXLIZET or NEXLETOL.

Report pregnancies to Esperion Therapeutics, Inc. Adverse Event reporting line at 1-833-377-7633.

Please see full Prescribing Information for NEXLIZET and NEXLETOL.

About Esperion Therapeutics
Esperion Therapeutics, Inc. is a commercial-stage biopharmaceutical company dedicated to developing and delivering innovative cardiometabolic and rare/orphan disease therapies. The Company leverages deep domain expertise in ACLY biology to develop and commercialize transformative medicines for patients worldwide. Esperion currently markets two oral, once-daily, non-statin therapies for patients struggling to maintain their low-density lipoprotein cholesterol (LDL-C) levels and are at risk of cardiovascular disease.

With a broad U.S. commercial infrastructure and global approvals across more than 40 countries, Esperion is well positioned to serve as a partner-of-choice for global innovators seeking U.S. market access through acquisition, in-license, co-promotion and revenue share opportunities. In tandem, the Company is advancing its leadership in ACLY biology to build a diversified pipeline of novel product candidates, including treatments for Primary Sclerosing Cholangitis and renal diseases. For more information, visit esperion.com and follow Esperion on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization and business development plans, current and planned operational expenses, expected profitability, future operations, commercial products, clinical development, including the timing, designs and plans for the CLEAR Outcomes study and its results, plans for potential future product candidates, financial condition and outlook, including expected cash runway and profitability, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, business development, the outcomes and anticipated benefits of legal proceedings and settlements, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Esperion Contact Information:
Investors:
Alina Venezia
investorrelations@esperion.com
(734) 887-3903

Media:
Tiffany Aldrich
corporateteam@esperion.com
(616) 443-8438